UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

__________________

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

__________________

State of Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois (Address of Principal Executive Offices)	60515 (Zip Code)

(630) 541-1540
(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)     Dover Corporation (the “Company”) held its Annual Meeting of Shareholders on May 3, 2012 (the “2012 Annual Meeting”), at which meeting the shareholders adopted the Dover Corporation 2012 Equity and Cash Incentive Plan (the “2012 Plan”).  The 2012 Plan will govern grants of equity-based and long-term cash performance awards to employees of Dover and its subsidiaries and will replace the Company’s 2005 Equity and Cash Incentive Plan (the “2005 Plan”), which otherwise would terminate according to its terms on January 31, 2015. The 2012 Plan will also provide equity grants to the Company’s non-employee directors and replace the Company’s 1996 Non-Employee Directors’ Stock Compensation Plan (the “Directors’ Plan”), which otherwise would terminate according to its terms on December 31, 2012.

Officers and other key employees of the Company and its subsidiaries, as selected by the Compensation Committee of the Company’s Board of Directors (the “compensation committee”), and non-employee directors of the Company are eligible to participate in the 2012 Plan.  The 2012 Plan provides for stock options and SSAR grants, restricted stock awards, restricted stock unit awards, performance share awards, cash performance awards, directors’ shares and deferred stock units.   The 2012 Plan has a ten year term and will terminate on May 3, 2022.  The compensation committee may make grants and awards any time or from time to time before that date.

For a description of the material features of the 2012 Plan,  see “Items to Be Voted Upon – Proposal 2 – Adoption of the Dover Corporation 2012 Equity and Cash Incentive Plan” of the Notice and Proxy Statement for the 2012 Annual Meeting, dated March 19, 2012, filed by the Company with the Securities and Exchange Commission on March 19, 2012 (SEC File No. 001-4018) which is incorporated herein by reference.  Such summary is qualified in its entirety by reference to the full text of the 2012 Plan which is available as an appendix to the Notice and Proxy Statement for the 2012 Annual Meeting.

Item 5.07          Submission of Matters to a Vote of Security Holders

At the Company’s 2012 Annual Meeting, the shareholders (1) elected twelve directors, (2) adopted the 2012 Plan, (3) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 and (4) approved, on an advisory basis, named executive officer compensation.

The breakdown of the shareholder votes on these matters is listed below:

1.  Election of Directors:

Director	For	Against	Abstain	Broker Non-Vote
David H. Benson	146,566,690	1,380,011	158,189	12,455,392
Robert W. Cremin	143,575,607	4,352,327	176,956	12,455,392
Jean-Pierre M. Ergas	142,362,822	5,573,695	168,373	12,455,392
Peter T. Francis	143,556,284	4,391,562	157,044	12,455,392
Kristiane C. Graham	142,497,609	5,422,341	184,940	12,455,392
Robert A. Livingston	146,923,306	1,020,856	160,728	12,455,392
Richard K. Lochridge	142,411,041	5,528,340	165,509	12,455,392
Bernard G. Rethore	146,527,584	1,400,936	176,370	12,455,392
Michael B. Stubbs	146,749,078	1,193,832	161,980	12,455,392
Stephen M. Todd	147,685,063	262,048	157,779	12,455,392
Stephen K. Wagner	147,698,312	238,453	168,125	12,455,392
Mary A. Winston	146,929,704	1,005,312	169,874	12,455,392

2.  To adopt the 2012 Plan.

For	Against	Abstain	Broker Non-Vote
134,083,807	13,698,323	322,760	12,455,392

3.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012.

For	Against	Abstain	Broker Non-Vote
157,286,255	3,099,190	174,837	0

4.  To approve, on an advisory basis, named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
141,211,397	6,514,745	378,748	12,455,392

Item 8.01    Other Information

On May 3, 2012, the Board of Directors of the Company renewed its standing authorization of the Company’s share repurchase program, on terms consistent with its prior 5-year authorization which expired at that time.  This renewal authorizes the repurchase of up to 10,000,000 shares of the Company's common stock during the 5-year period ending May 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2012	DOVER CORPORATION
(Registrant)

	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt, Senior Vice President,
General Counsel & Secretary